UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 5, 2012

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Road

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 5, 2012, Hugh Martin resigned from his positions as the President and Chief Executive Officer of Pacific Biosciences of California, Inc. (the “Company”) effective immediately. Mr. Martin will remain as a director on the Board of Directors of the Company (the “Board”) until the Company’s 2012 annual meeting of stockholders and has agreed to resign from the Board effective as of the date of such meeting. The terms of Mr. Martin’s separation include: (i) a lump sum payment equal to 12 months of his base salary, (ii) reimbursement for or continued COBRA coverage for 36 months after his termination date, subject to his continued eligibility, and (iii) six months of accelerated vesting with respect to any unvested options outstanding as of his termination date. Mr. Martin will also serve as a consultant to the Company for six months following his termination date and will receive a monthly consulting fee equal to $20,000 during this period. In exchange for Mr. Martin’s execution and non-revocation of a final separation agreement and release, Mr. Martin will receive an additional payment of $30,000.

On January 5, 2012, the Board appointed Dr. Michael Hunkapiller as the Company’s President and Chief Executive Officer effective immediately. Dr. Hunkapiller will also continue in his position as the Executive Chairman of the Board, to which he was appointed during October 2011. Dr. Hunkapiller, 63, has been a member of the Board since 2005. Since November 2004, Dr. Hunkapiller has been a General Partner at Alloy Ventures, a venture capital firm. Prior to Alloy, Dr. Hunkapiller spent 21 years at Applied Biosystems where he held various positions, most recently serving as president and general manager. Dr. Hunkapiller holds a Ph.D. in Chemical Biology from the California Institute of Technology and a B.S. in Chemistry from Oklahoma Baptist University. Dr. Hunkapiller will receive: (i) an annual base salary of $400,000, (ii) a target bonus equal to 75% of his base salary, and (iii) an option grant to purchase up to 1,000,000 shares of the Company’s common stock. Upon the occurrence of an involuntary termination without cause or resignation for good reason, Dr. Hunkapiller will receive: (i) severance equal to 12 months’ annual base salary, (ii) continued COBRA coverage for 12 months, subject to his continued eligibility, and (iii) six months of accelerated vesting with respect to any unvested options outstanding as of his termination date. Upon the occurrence of an involuntary termination within 12 months of a change of control, Dr. Hunkapiller will receive: (i) severance equal to 12 months’ annual base salary, (ii) continued COBRA coverage for 12 months, subject to his continued eligibility, and (iii) 100% vesting of any unvested equity grants outstanding as of his termination date.

The Company employs Dr. Hunkapiller’s daughter, Kathryn Keho, as a Director, Scientific Collaborations. A description of Ms. Keho’s compensation arrangement with the Company is contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2011 and is incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE

On January 6, 2012, the Company issued a press release announcing the management changes described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is included as Exhibit 99.1. This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated January 6, 2012 titled “Pacific Biosciences Names Michael W. Hunkapiller Chief Executive Officer” (furnished and not filed herewith solely pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/S/ SUSAN K. BARNES
Susan K. Barnes Executive Vice President and Chief Financial Officer

Date: January 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 6, 2012 titled “Pacific Biosciences Names Michael W. Hunkapiller Chief Executive Officer” (furnished and not filed herewith solely pursuant to Item 7.01).